Exhibit 10.10

Strategic Cooperation Agreement

Project name: LCD screen visual automatic testing equipment

Principal (Party A): Shenzhen Zhongnan High-tech Co., Ltd

Agent (Party B): Shenzhen Sowell Technology Development Co., Ltd

Signing time: March 15,2024

place of signing: Shenzhen

contract NO: SWR-ZN20240315B-1

Both party A and Party B are private enterprises legally registered and operating in China. After full understanding and communication between both parties, party A and Party B will carry out strategic cooperation on the research and development project of LCD visual automation testing equipment. Adhering to the principles of common develop- ment, honest cooperation and mutual benefit, party A and Party B hereby formulate this Agreement in accordance with the laws of equal rights and obligations:

1. Cooperation content and cooperation mode

1) Party A entrusts Party B to develop the automatic LCD screen vision testing equipment required for its production;

2) Party B shall provide Party A with application scenarios and equipment requirement parameters；

3) During the cooperation period, the Parties shall cooperate in the form of “Purchase Order” put forward by Party A to Party B. It is estimated that the quantity of equipment to be purchased in the first phase is 50 sets, the value of the equipment is about ￥9,050,000.00 (in words: ￥9,050,000.00), and the unit price (including tax) of the first set of equipment for the LCD screen testing equipment project is 230000.00 yuan (in words: Two hundred and thirty thousand Yuan).

The specific cooperation content and settlement method shall be subject to the subsequent cooperation agreement signed by both parties or the Purchase Order proposed by Party A.

	Device Name	Brand	Model	Quantity	Unit	unit price	Amount	Remark
1	LCD screen detects sorting equipment	SOWELL	SWR-SJ408	1	Set of	230000.00	230000.00	The first custom edition See Annex 1 for details of quotation
2	LCD screen detects sorting equipment	SOWELL	SWR-SJ408	49	Set of	180000.00	8820000.00	Customized version: LCD screen defect detection
total	9050000.00							tax-inclusive

2. Delivery and settlement

1) Contact person: Mr.Yang; Delivery address (location of Party A or designated delivery place in China):

___________________________________________________________________________

2) Delivery date and method: delivery within 45 days after receiving the advance payment (except holidays), and express delivery to the address agreed in the contract.

3) Settlement date: This contract shall come into force upon signing. For the first set of equipment, the price shall be 23 0,000 yuan, the demander shall pay 50% before delivery, and the remaining 50% of the payment shall be paid within three working days after the completion of installation and debugging. The remaining 49 sets of equipment shall be settled according to the actual purchase quantity.

4. Settlement method: Party A shall remit the money to the account designated by Party B as agreed herein, and Party B shall issue the VAT invoice after the full settlement.

Collection account name: Shenzhen Sowell Technology Development Co., LTD

Bank of deposit: Xili Sub-branch of Ping An Bank Shenzhen Branch

Account number: 11007533879801

3. Acceptance method and acceptance time

1) Party B shall be responsible for installing and debugging the equipment on Party A’s site, and Party A shall conduct acceptance inspection after the equipment installation and debugging;

2) Party A shall sign the qualified acceptance report after confirming that the product models, specifications, functions and quality are consistent with the agreement;

3) If Party A fails to raise a written objection within 15 days after receipt of the goods, party A shall be deemed to have passed the acceptance of the products provided by Party B.

4. The obligations and powers of both parties

1) The products provided by Party B shall meet the requirements of Party A’s order. If the products cannot meet the requirements, they shall be repaired immediately.

2) Party B shall deliver the goods in quantity on time and accordingly. If the progress is abnormal, party B shall communicate with Party A in time and obtain Party A’s consent.

3) Party B shall provide technical support to Party A at any time.

4) Party B shall be obliged to inform Party A of the application scenarios of the equipment, product use conditions, etc., and shall confirm with Party A.

5. After-sales maintenance

This product is free maintenance for one year, lifetime maintenance. Such as human damage, paid maintenance. Party B within one month after the delivery of the product,and Party A for Party A. After a month, the transportation cost is paid half each, After one year, the freight will be paid by Party A. Sell the equipment to a third party with Party A for paid maintenance, and the expenses shall be divided in proportion.

6. Sign into force

1) The cooperation mode of Party A and Party B is not exclusive. Both parties can cooperate with other corresponding partners while cooperating.

2) Upon the expiration of this Agreement, both parties shall give priority to renewing the cooperation with the other party.

3) If either party terminates the Agreement in advance, it shall notify the other party one month in advance; if either party terminates the Agreement without authorization, the other party shall reserve the right to hold the defaulting party liable for the breach.

4) This agreement is a strategic cooperation agreement, and the specific matters in the cooperation project shall be further clarified in the formal contract. The strategic agreement and the formal cooperation contract constitute an integral whole and shall serve as the legal documents for the cooperation between both parties.

5) This Cooperation Strategy Agreement is made in quadruplicate, with each party keeping two copies. Both copies shall have the same legal effect and shall come into force after being formally signed by the legal representatives or authorized representatives of both parties.

6) This Strategic Cooperation Agreement shall give priority to the application of the Civil Code of the People’s Republic of China If any dispute or dispute arises over the civil rights, civil obligations and civil liabilities of this Agreement, either party shall have the right to bring a civil lawsuit over this dispute or dispute to the people’s court with jurisdiction at the place where this Agreement is signed.

7) The parties shall, in accordance with the principles and relevant provisions established in this Agreement, sign separate relevant contracts on the promotion of specific cooperation matters, so as to further clarify the specific rights and obligations between the parties.

The following is the signature page:

Party A: Shenzhen Zhongnan High-tech Co., Ltd

Taxpayer identification number:

Address: Room 401,402 No. 9, West Lake Industrial Zone, Xikeng Community, Yuanshan Street, Longgang District, Shenzhen

Legal Representative (Signature):

Date:

Party B: Shenzhen Soell Technology Development Ltd

Taxpayer identification number: 914403006610003584

Address: Shenzhen IC Design and Application Industrial Park, No.1089, Chaguang Road, Nanshan District, Shenzhen 505-3

Bank of deposit: Ping An Bank Shenzhen Branch Xili Sub-branch

Bank account number: 11007533879801

Legal Representative(signature):

Annex 1

Machine vision quote list
Serial number	name	brand	Model number	quantity	Price	remark
1	Industrial control host	SOWELL	SWR-LC303	1	¥230000.00	V4.0Master connection system
2	CCD Industrial camera modules and supports	SOWELL	SWR-400K	4		Hd NED Camera Lens Light source kit
3	PLC control system	SOWELL	SWR-K01	4
4	Embedded automation work cabinet	SOWELL	SWR-B105	1		Standard transmittance of more than 97%, click life of 250 grams of strength, 50 million times
5	Visual inspection software system	SOWELL	SWR-V1.0			Monitor light spot detection Black line
total	¥230000.00					13% VAT included

1、This quotation is for equipment quotation, including tax, excluding freight, excluding construction costs

2、The free warranty period of the equipment is 1 year, and after the warranty period, lifetime paid service